Exhibit 99.1

Unaudited Proforma Financial Information

In July 2020, Dominion Energy, Inc. and Dominion Energy Questar Corporation (collectively, Dominion Energy) entered into an agreement to sell substantially all of their gas transmission and storage operations assets, including Eastern Energy Gas Holdings, LLC f/k/a Dominion Energy Gas Holdings, LLC (Eastern Energy), to Berkshire Hathaway Energy Company (BHE). The agreement provided, among other items, that Dominion Energy would retain a 50% noncontrolling interest in Dominion Energy Cove Point LNG, LP (Cove Point). In October 2020, since approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Approval), was not obtained within 75 days following the date of the agreement, Dominion Energy delivered notice to BHE of their election to terminate the transaction with respect to Dominion Energy Questar Pipeline, LLC (Questar Pipeline) and related entities (the Questar Pipeline Group). A separate agreement was entered into between Dominion Energy and BHE in October 2020 for the Questar Pipeline Group, which is currently anticipated to close in early 2021 after receipt of HSR Approval. On November 1, 2020, Eastern Energy finalized a restructuring whereby Eastern Energy contributed Questar Pipeline and a 50% noncontrolling interest in Cove Point to Dominion Energy. This restructuring was accounted for by Eastern Energy as a reorganization of entities under common control. After such restructuring, Dominion Energy closed the transaction exclusive of the Questar Pipeline Group with BHE on November 1, 2020.

The following unaudited pro forma consolidated statements of income (loss) for the year ended December 31, 2019 and the six months ended June 30, 2020 have been prepared to give effect to the distributions of Questar Pipeline and a 50% noncontrolling interest in Cove Point as if they had occurred on January 1, 2019. The following unaudited pro forma consolidated balance sheet as of June 30, 2020, has been prepared to give effect to the distributions as if they had occurred on June 30, 2020.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on August 5, 2020 and from the audited consolidated financial statements for the period ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2020. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

EASTERN ENERGY GAS HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

	Eastern Energy	Questar Pipeline (a)	Pro Forma Adjustments		Eastern Energy Pro Forma
(millions)
Operating Revenue	$2,169	$(244)	$—		$1,925

Operating Expenses
Purchased gas	7	(3)	—		4
Other energy-related purchases	2	(2)	—		—
Other operations and maintenance:
Affiliated suppliers	168	(51)	—		117
Other	556	(7)	—		549
Depreciation and amortization	367	(51)	—		316
Other taxes	154	(8)	—		146
Impairment of assets and related charges	13	—	—		13
Gains on sales of assets	(2)	—	—		(2)

Total operating expenses	1,265	(122)	—		1,143

Income from continuing operations	904	(122)	—		782

Earnings from equity method investees	43	(3)	—		40
Other income	166	(1)	—		165
Interest and related charges	311	(19)	—		292

Income from continuing operations before income tax expense	802	(107)	—		695
Income tax expense (benefit)	101	(148)	—		(47)

Net Income from Continuing Operations	701	41	—		742
Net Income from discontinued operations	141	—	—		141

Net Income including noncontrolling interests	842	41	—		883
Noncontrolling interests	121	—	235	(b)	356

Net Income	$721	$41	$(235)		$527

EASTERN ENERGY GAS HOLDINGS, LLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Eastern Energy	Questar Pipeline (a)	Pro Forma Adjustments		Eastern Energy Pro Forma
(millions)
Operating Revenue	$1,066	$(120)	$—		$946

Operating Expenses
Purchased gas	8	(2)	—		6
Other energy-related purchases	1	(1)	—		—
Other operations and maintenance:
Affiliated suppliers	79	(20)	—		59
Other	236	(6)	—		230
Depreciation and amortization	187	(25)	—		162
Other taxes	77	(4)	—		73
Impairment of assets and other charges	482	—	—		482

Total operating expenses	1,070	(58)	—		1,012

Income (loss) from continuing operations	(4)	(62)	—		(66)

Earnings from equity method investees	23	(1)	—		22
Other income	95	—	—		95
Interest and related charges	108	(10)	—		98

Income (loss) from continuing operations before income tax expense	6	(53)	—		(47)
Income tax expense (benefit)	(30)	(12)	—		(42)

Net income (loss) including noncontrolling interests	36	(41)	—		(5)
Noncontrolling interests	65	—	130	(b)	195

Net Income (Loss)	$(29)	$(41)	$(130)		$(200)

EASTERN ENERGY GAS HOLDINGS, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2020

	Eastern Energy	Questar Pipeline (a)	Pro Forma Adjustments		Eastern Energy Pro Forma
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$53	$(9)	$—		$44
Customer receivables (less allowance for doubtful accounts of $5)	151	(13)	—		138
Other receivables	12	(1)	—		11
Affiliated receivables	77	(6)	—		71
Affiliated notes receivable	263	—	—		263
Inventories	130	(7)	—		123
Prepayments	43	(1)	—		42
Gas imbalances	25	(2)	—		23
Other	23	(6)	—		17

Total current assets	777	(45)	—		732

Investments
Affiliated notes receivable	2,272	—	—		2,272
Investment in equity method affiliates	310	(20)	(16	)(c)	274

Total investments	2,582	(20)	(16)		2,546

Property, Plant and Equipment
Property, plant and equipment	14,899	(1,902)	7	(c)	13,004
Accumulated depreciation and amortization	(3,695)	810	(11	)(c)	(2,896)

Total property, plant and equipment, net	11,204	(1,092)	(4)		10,108

Deferred Charges and Other Assets
Goodwill	1,471	—	(185	)(d)	1,286
Other	1,107	(38)	5		1,074

Total deferred charges and other assets	2,578	(38)	(180)		2,360

Total assets	$17,141	$(1,195)	$(200)		$15,746

	Eastern Energy	Questar Pipeline (a)	Pro Forma Adjustments	Eastern Energy Pro Forma
(millions)
LIABILITIES AND EQUITY
Current Liabilities
Securities due within one year	$1,200	$—	$—	$1,200
Short-term debt	—	—	—	—
Accounts payable	52	(4)	—	48
Payables to affiliates	159	(31)	—	128
Affiliated current borrowings	314	—	—	314
Other	382	(26)	—	356

Total current liabilities	2,107	(61)	—	2,046

Long-Term Debt
Long-term debt	4,324	(425)	—	3,899
Finance leases	5	—	—	5

Total long-term debt	4,329	(425)	—	3,904

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	1,156	(80)	—	1,076
Other	1,093	(154)	—	939

Total deferred credits and other liabilities	2,249	(234)	—	2,015

Total liabilities	8,685	(720)	—	7,965

Commitments and Contingencies
Equity
Membership interests	7,352	(475)	(2,949)	3,928
Accumulated other comprehensive loss	(271)	—	—	(271)

Total members’ equity	7,081	(475)	(2,949)	3,657

Noncontrolling interests	1,375	—	2,749 (e)	4,124

Total equity	8,456	(475)	(200)	7,781

Total liabilities and equity	$17,141	$(1,195)	$(200)	$15,746

EASTERN ENERGY GAS HOLDINGS, LLC

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements included herein have been derived from the following historical financial statements:

•	the audited historical financial statements of Eastern Energy for the year ended December 31, 2019; and

•	the unaudited interim financial statements of Eastern Energy as of and for the six months ended June 30, 2020.

On November 1, 2020, Eastern Energy distributed all of the issued and outstanding membership interests of Questar Pipeline and a 50% noncontrolling interest in Cove Point. The pro forma adjustments have been prepared as if the dispositions of Questar Pipeline and a 50% noncontrolling interest in Cove Point occurred on January 1, 2019 in the case of the unaudited pro forma consolidated statements of income for the year ended December 31, 2019 and for the six months ended June 30, 2020, and on June 30, 2020 in the case of the unaudited pro forma consolidated balance sheet. The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions, and that the pro forma adjustments in the unaudited pro forma consolidated financial statements give appropriate effect to the assumptions. The effects on the unaudited pro forma consolidated financial statements of the transactions described above are more fully described in Note 3.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma consolidated financial statements are those used by Eastern Energy as set forth in the audited historical financial statements and notes of Eastern Energy included in its Annual Report on Form 10-K for the year ended December 31, 2019, and in the unaudited historical interim financial statements and notes of Eastern Energy included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2020.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following transactions are directly attributable to Eastern Energy’s disposition of Questar Pipeline and Cove Point.

(a)	Represents the distribution of Questar Pipeline to Dominion Energy.

(b)	Reflects the income attributable to the 50% noncontrolling interest of Cove Point retained by Dominion Energy.

(c)

Reflects purchase accounting adjustments from when Eastern Energy acquired Questar Pipeline, including value adjustments for equity method investments of $16 million and net PP&E of $(4) million that would be disposed of with Questar Pipeline.

(d)	Reflects allocated goodwill of $185 million from Eastern Energy associated with the disposal of Questar Pipeline. The allocated amount of goodwill was determined via a relative fair value approach.

(e)	Reflects the distribution of the 50% noncontrolling interest in Cove Point to Dominion Energy.